EXHIBIT A
to
Fund Services Agreement

List of Funds

Fund Name	Effective	End Date of Initial Term
CBOE Vest Defined Distribution Strategy Fund	May 1, 2016	April 30, 2019
CBOE Vest S&P 500® Buffer Protect Strategy Fund	May 1, 2016	April 30, 2019
CBOE Vest S&P 500® Buffer Protect Strategy (January) Fund	May 1, 2016	April 30, 2019
CBOE Vest S&P 500® Buffer Protect Strategy (February) Fund	May 1, 2016	April 30, 2019
CBOE Vest S&P 500® Buffer Protect Strategy (March) Fund	May 1, 2016	April 30, 2019
CBOE Vest S&P 500® Buffer Protect Strategy (April) Fund	May 1, 2016	April 30, 2019
CBOE Vest S&P 500® Buffer Protect Strategy (May) Fund	May 1, 2016	April 30, 2019
CBOE Vest S&P 500® Buffer Protect Strategy (June) Fund	May 1, 2016	April 30, 2019
CBOE Vest S&P 500® Buffer Protect Strategy (July) Fund	May 1, 2016	April 30, 2019
CBOE Vest S&P 500® Buffer Protect Strategy (August) Fund	May 1, 2016	April 30, 2019
CBOE Vest S&P 500® Buffer Protect Strategy (September) Fund	May 1, 2016	April 30, 2019
CBOE Vest S&P 500® Buffer Protect Strategy (October) Fund	May 1, 2016	April 30, 2019
CBOE Vest S&P 500® Buffer Protect Strategy (November) Fund	May 1, 2016	April 30, 2019
CBOE Vest S&P 500® Buffer Protect Strategy (December) Fund	May 1, 2016	April 30, 2019